                                                                  EXHIBIT 12.1

                          WELLS ALUMINUM CORPORATION
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (In thousands, except ratios)

                                          THREE MONTHS
                                              ENDED                YEARS ENDED
                                            MARCH 31,             DECEMBER 31,
                                       ----------------- -----------------------------
                                          1997     1996     1996      1995      1994
                                       -------- -------- --------- --------- ---------
EARNINGS
Earnings before income taxes and
 extraordinary item (Note 1)...........  $3,202   $2,794   $15,902   $14,843   $ 6,202
Interest expense ......................   1,167    1,441     5,176     7,087     8,443
Portion of rent expense representative
 of an interest factor.................     123      129       499       478       449
                                       -------- -------- --------- --------- ---------
Adjusted earnings (Note 1) ............  $4,492   $4,364   $21,577   $22,408   $15,094
                                       ======== ======== ========= ========= =========
FIXED CHARGES
Interest expense ......................  $1,167   $1,441   $ 5,176   $ 7,087   $ 8,443
Portion of rent expense representative
 of an interest factor.................     123      129       499       478       449
                                       -------- -------- --------- --------- ---------
Total fixed charges ...................  $1,290   $1,570   $ 5,675   $ 7,565   $ 8,892
                                       ======== ======== ========= ========= =========
RATIO OF EARNINGS TO FIXED CHARGES
 (Note 1)..............................    3.48     2.78      3.80      2.96      1.70
                                       ======== ======== ========= ========= =========

Note 1: In 1994, the Company recognized an extraordinary loss of $1,092 on the refinancing of debt.